Exhibit 3(i).3


                    ARTICLES OF INCORPORATION
                                OF
                          SENSITRON INC.


            The undersigned person, acting as incorporator of a corporation pursuant to the provisions of the Utah Revised Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                            ARTICLE I

                               NAME

            The name of the Corporation hereby created shall be:

                          Sensitron Inc.


                            ARTICLE II

                             PURPOSES

      The purpose or purposes for which the Corporation is organized are:

            To act as a holding company of other corporations primarily engaged in production of flexible sensors, printing and related services, but which may be engaged in any business or enterprise for which corporations may be organized under the laws of the State of Utah.

            To engage in any and all other acts and activities related to or in connection with the aforesaid purpose.

            To engage in any other business or enterprise and any other acts or activities for which corporations may be organized under the Utah Revised Business Corporation Act and to exercise such other powers and engage in all transactions as permitted by the laws of the State of Utah.

                           ARTICLE III

                          CAPITALIZATION

            The Corporation shall have authority to issue a total of 20,000,000 shares, consisting of 5,000,000 preferred shares (hereinafter the "Preferred Shares"), and 15,000,000 common shares (hereinafter the "Common Shares"). The powers, preferences and rights and the qualifications, limitations, or restrictions thereof, of the shares of each class which the Corporation shall be authorized to issue are as follows:

            A. Preferred Shares: Preferred Shares may be issued from time to time in one or more series as may from time to time to be determined by the board of directors. Each series shall be distinctly designated so as to distinguish the shares thereof from all other series or classes. All shares of any one series of the Preferred Shares shall be alike in every particular. The rights of each such series and qualifications, limitations, or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding subject to the limitations set forth in this paragraph. No series of Preferred Shares shall be entitled to vote as a class or otherwise on matters voted on by the shareholders of the Corporation, except to the extent designated by the board of directors or on those matters in which the consent of the holders of the Preferred Shares is specifically required by the provisions of the Utah Revised Business Corporation Act, as now existing or as hereafter amended. Subject to the provisions of this paragraph, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Shares, the designations, rights, preferences, qualifications, limitations, and restrictions, if any, of such series, and to adopt amendments to these Articles without shareholder approval providing for such designations, rights, preferences, qualifications, limitations, or restrictions, if any, for such series, as set forth below:

                  (i) The distinctive designation of the series and the number of Preferred Shares that shall constitute the series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                  (ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid and the preferences, if any, over any other class or classes as to the payment of dividends;

                  (iii) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of shares of this Corporation (except a class having prior or superior rights and preferences as to dividends or distribution of assets on liquidation) and the terms and conditions of such conversion or exchange;

                  (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in Common Shares, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                  (v) The rights and preferences of the holders of the shares in the series in the assets of the Corporation over any other classes, if any, on voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of this Corporation;

                  (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (vii) The voting powers, if any, of the holders of the series or the limitations or denials of such voting rights, with full discretion to fix and establish such rights, limitations, and denials to the full extent permitted by the Utah Revised Business Corporation Act as now existing or as hereafter amended.

           B. Common Shares: The Common Shares of the Corporation shall be non-assessable and shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

                  (i) After the requirements with respect to preferential dividends of Preferred Shares, if any, shall have been met and after this Corporation shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

                  (ii) After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Shares in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Shares shall be entitled to receive all of the remaining assets of the cor-

poration, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Shares held by each.

                  (iii) Except as otherwise expressly provided by law or by this Article III, each outstanding Common Share shall be entitled to one (1) vote on each matter to be voted upon by the shareholders of the Corporation.

                  (iv) All rights accruing to the outstanding shares of the Corporation not expressly provided for the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Shares.

                            ARTICLE IV

                            DIRECTORS
            Provisions for the regulation of the internal affairs of the Corporation are as follows:

            The affairs and management of this Corporation shall be under the control of a board of directors consisting of not less than one (1) nor more than nine (9) members as determined, from time to time, by the board of directors, but in no event may the number of directors be less than three (3), unless there are less than three shareholders of the corporation, and then the number of directors must at least equal the number of shareholders. The original board of directors shall be comprised of three (3) persons. The names and residence addresses of the persons who are to serve as directors until the first annual meeting of the shareholders and until their successors are elected and shall qualify are as follows:

      Jules A. deGreef             7490 South Magic Hills Drive
                                   Salt Lake City, Utah  84121

      Michael Gilano               223 Marasala
                                   Newport Beach, California  92660

      Gordon Langford              11193 South Star Circle
                                   Sandy, Utah  84092



                            ARTICLE V

                   REGISTERED OFFICE AND AGENT

      The address of the initial registered office of the Corporation is:

                  47 East 7200 South, Suite 201
                       Midvale, Utah 84047

and the name of its initial registered agent at such address is:

                        Jules A. deGreef

and appointment as registered agent is hereby accepted:


             By
                         Jules A. deGreef


                           ARTICLE VII

                     LIMITATIONS OF LIABILITY

            The personal liability of a director to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action is hereby eliminated to the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended.

            Neither any amendment nor appeal of this Article VII nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                           ARTICLE VIII

                         INDEMNIFICATION

            Nothing in these articles of incorporation shall limit the Corporation's right or obligation to indemnify any of its officers, directors, employees, agents, or fiduciaries to the fullest extent permitted or required by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended. The Corporation's Bylaws may contain additional provisions regarding indemnification of any of its officers, directors, employees, agents or fiduciaries not inconsistent with these articles of incorporation or the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended.

                            ARTICLE IX

              GREATER QUORUM OR VOTING REQUIREMENTS

            The shareholders of the Corporation may, by way of bylaw, provide for a greater quorum or voting requirement for shareholders, or voting group of shareholders, than is provided for by Utah Code Ann. '16-10a-725.

                            ARTICLE X

                  CONTROL SHARES ACQUISITION ACT

            The Corporation elects not to be subject to the requirements of the Utah Control Shares Acquisition Act, Utah Code Ann. '61-6-1 et seq., or any similar or successor statutes to the full extent allowed by law.

                            ARTICLE X

                           INCORPORATOR


      The name and residence address of the incorporator is:

            Jules A. deGreef, 47 East 7200 South, Suite 201, Midvale, Utah
84047

      Dated this 5th day of January, 1995.

                  INCORPORATOR:

                  /s/ Jules deGreef
                  --------------------
                      Jules A. deGreef